                          SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



                                  September 16, 1996
- --------------------------------------------------------------------------------

                          (Date of earliest event reported)


                               PennFirst Bancorp, Inc.
- --------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


Pennsylvania                            0-19345                25-1659846
- --------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)          (IRS Employer
of incorporation)                                           Identification  No.)



600 Lawrence Avenue, Ellwood City, Pennsylvania                            16117
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                    (412) 758-5584
- --------------------------------------------------------------------------------
                 (Registrant's telephone number, including area code)


                                    Not Applicable
- --------------------------------------------------------------------------------
           (Former name, former address and former fiscal year, if changed since last report)





                           Exhibit Index appears on page 6.

ITEM 5.  OTHER EVENTS

    On September 16, 1996, PennFirst Bancorp, Inc. ("PennFirst"), a Pennsylvania corporation headquartered in Ellwood City, Pennsylvania, and Troy Hill Bancorp, Inc. ("THB"), a Pennsylvania corporation headquartered in Pittsburgh, Pennsylvania, entered into an Agreement and Plan of Reorganization (the "Agreement") (including an Agreement of Merger) which sets forth the terms and conditions under which THB will merge with and into PennFirst (the "Merger").

    The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, each outstanding share of Common Stock of THB ("THB Common Stock") (other than (i) shares as to which dissenters' rights have been asserted and duly perfected in accordance with Pennsylvania law and (ii) any shares held by THB (including treasury shares) or PennFirst or any of their respective wholly-owned subsidiaries) shall, by virtue of the Merger, and without any further action by the holder thereof, be converted into and represent the right to receive, at the election of the holder thereof,

    (i) the number of shares of PennFirst Common Stock which is equal to (the "Exchange Ratio") the quotient determined by dividing (x) $21.15 by (y) the average of the high bid and low asked price per share of PennFirst Common Stock, as reported on the Nasdaq Stock Market's National Market (as reported by an authoritative source), for the 20 trading days ending on the date PennFirst and THB receive all requisite regulatory approvals and satisfy all applicable waiting periods, or

    (ii) a cash amount equal to $21.15 per share of THB Common Stock,

subject to an overall requirement that 40% of the total outstanding Troy Hill Common Stock be exchanged for cash.

    The Agreement provides that PennFirst shall maintain Troy Hill Federal Savings Bank ("Troy Hill"), a federally chartered savings bank and wholly-owned subsidiary of THB, as a separate subsidiary of PennFirst for a period of not less than one year from the Effective Time (as defined in the Agreement). Following such one-year period, PennFirst may, in its sole discretion, determine to merge or consolidate Troy Hill with ESB Bank, FSB ("ESBB"), a federally chartered savings bank and wholly-owned subsidiary of PennFirst.

    Concurrently with the execution and delivery of the Agreement, (i) THB entered into a Stock Option Agreement with PennFirst (the "Stock Option Agreement") whereby THB granted to PennFirst an option to purchase up to 213,000 shares of THB Common Stock, representing 19.9% of the outstanding shares of THB Common Stock, at a price of $15.75 per share, which is exercisable only upon the occurrence of certain events. The Stock Option Agreement provides the grantee with the right to require the issuer to register the

Common Stock acquired by or issuable upon exercise of the option under the Securities Act of 1933, as amended.

    Consummation of the Merger is subject to the approval of the respective shareholders of PennFirst and THB and the receipt of all required regulatory approvals, as well as other customary conditions.

    The Agreement, the Stock Option Agreement and the press release issued by PennFirst and THB on September 16, 1996 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summaries of the Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    The following exhibits are filed with this report:

         Exhibit Number                     Description
         --------------                     -----------

         2 Agreement and Plan of Reorganization, dated as of September 16, 1996, between PennFirst and THB (including the Agreement of Merger, dated as of September 16, 1996, between PennFirst and THB and attached as Appendix A thereto)

         10 Stock Option Agreement, dated as of September 16, 1996, between PennFirst (as grantee) and THB (as issuer) and attached as Exhibit A to the Agreement

         20 Press Release issued on September 16, 1996 with respect to the Agreement

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        PENNFIRST BANCORP, INC.



Date:  September 25, 1996         By:  /s/ Charlotte A. Zuschlag
                                       ----------------------------------------
                                       Charlotte A. Zuschlag
                                       President and Chief Executive Officer

                                    EXHIBIT INDEX




         Exhibit Number                          Description
         --------------                          -----------

         2 Agreement and Plan of Reorganization, dated as of September 16, 1996, between PennFirst and THB (including the Agreement of Merger, dated as of September 16, 1996, between PennFirst and THB and attached as Appendix A thereto)

         10 Stock Option Agreement, dated as of September 16, 1996, between PennFirst (as grantee) and THB (as issuer) and attached as Exhibit A to the Agreement

         20 Press Release issued on September 16, 1996 with respect to the Agreement